SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


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         (as permitted by Rule 14a-6(e)(2))
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[  ]     Soliciting Material Pursuant to '240.14a-11(c) or '240.14a-12

                        PHARMACEUTICAL FORMULATIONS, INC.
                (Name of Registrant as Specified in Its Charter)

                _________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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


                        PHARMACEUTICAL FORMULATIONS, INC.
                              460 PLAINFIELD AVENUE
                            EDISON, NEW JERSEY 08818
                                  ------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 15, 1997

To the Stockholders of Pharmaceutical Formulations, Inc.:

     You are hereby notified that the Annual Meeting of Stockholders of Pharmaceutical Formulations, Inc., a Delaware corporation (the "Company") will be held at The Marriott Financial Center Hotel, 85 West Street, New York, New York, on Wednesday, October 15, 1997, at 4:30 p.m. local time, for the following purposes:

     1. To elect three members to the Board of Directors of the Company for a term of one year, to serve until their respective successors are elected and qualified;

     2. To consider and vote on an amendment of the Company's 1994 Stock Option Plan to increase the number of shares authorized for grant by 500,000 to 1,500,000.

     3. To consider and vote on a proposal to adopt the 1997 Stock Compensation Plan.

     4. To ratify the selection by the Company of BDO Seidman, LLP as independent auditors of the Company for the year ending June 30, 1998; and

     5. To transact such other matters as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on September 9, 1997 (the "Record Date"), are entitled to notice of and to vote at the meeting or any adjournments thereof.

     A proxy statement and proxy are enclosed herewith. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope which requires no postage if mailed within the United States. If you attend the meeting in person, you may withdraw your proxy and vote your shares. Also enclosed herewith is the Company's Annual Report for Fiscal 1997.

                                   By Order of the Board
                                   of Directors

                                   Frank Marchese, Secretary

Edison, New Jersey
September 22, 1997

PROXY STATEMENT


                        PHARMACEUTICAL FORMULATIONS, INC.
                              460 PLAINFIELD AVENUE
                            EDISON, NEW JERSEY 08818


                                  INTRODUCTION

     This proxy statement is furnished in connection with the Annual Meeting of Stockholders (the "Annual Meeting") of Pharmaceutical Formulations, Inc. (the "Company") to be held on Wednesday, October 15, 1997 and at any adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the stockholder by notifying the Company's Secretary at any time before it is voted, by giving a valid proxy bearing a later date or by voting in person at the Annual Meeting. This proxy statement and accompanying proxy will be distributed to stockholders of the Company beginning on or about September 24, 1997.

     The principal executive offices of the Company are located at 460 Plainfield Avenue, Edison, New Jersey 08818, telephone (908) 985-7100.


                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only stockholders of record of the Company at the close of business on September 9, 1997 are entitled to receive notice of, and vote at, the Annual Meeting. As of that date, the number and class of stock outstanding and entitled to vote at the meeting was 29,880,350 shares of common stock, par value $.08 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

     The director nominees who receive the highest number of votes for the number of positions to be filled will be elected. Except as otherwise required by law or the Company's Certificate of Incorporation, an affirmative vote of the holders of the majority of the shares present or represented by proxy at the Annual Meeting is required for the approval of each of the other matters to be voted upon. Abstentions will be treated as votes cast on a particular matter as well as shares present and represented for purposes of establishing a quorum, with the result that an abstention has the same effect as a negative vote. Where nominee record holders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners, such broker nonvotes will not be treated as votes cast on a particular matter, and will therefore have no effect on the vote, but will be treated as shares present or represented for purposes of establishing a quorum. A quorum is representation in person or by proxy at the Annual Meeting of at least one-third of the outstanding shares of the Company. ICC Industries Inc. ("ICC"), an affiliate of the Company with an address of 460 Park Avenue, New York, NY, owns 19,635,894 shares (approximately 66.5% of the total number of shares outstanding). Accordingly, ICC may elect all of the directors, approve the amendment to the Company's stock option plan, approve the adoption of the stock compensation plan, ratify the selection of BDO Seidman, LLP to audit the financial statements of the Company and generally take any action upon which the stockholders are requested to vote. ICC has indicated that it intends to approve all proposals set forth in this Proxy Statement and vote in favor of the election of all nominated directors. Therefore, approval of Proposals No. 2, 3 and 4 and the election of all directors who have been nominated is assured.

     A list of stockholders of the Company satisfying the requirements of
Section 219 of the Delaware General Corporation Law shall be available for inspection for any purpose germane to the meeting during normal business hours at the offices of the Company at least ten days prior to the Annual Meeting.


                                  PROPOSAL NO.1

                              ELECTION OF DIRECTORS

     Each nominee to the Board of Directors will serve until the next Annual Meeting of Stockholders, or until his earlier resignation, removal from office, death or incapacity. The Board of Directors of the Company currently is set at three members. According to the By-Laws and the Certificate of Incorporation of the Company, the size of the Board is set by action of a majority of the whole board of directors.

     ICC has advised the Company that it plans to nominate members to the Company's Board of Directors from time to time, in accordance with the laws of the State of Delaware and the By-Laws of the Company. Messrs. Oram and Cheesman have been nominated pursuant to the request of ICC. Additional nominees to the Board of Directors can be appointed to the Board by ICC, as majority stockholder. Upon any such appointments, the Company will issue a press release to identify the appointee.

     Unless otherwise specified, the enclosed proxy will be voted in favor of the election of Ray W. Cheesman, Charles E. LaRosa and John L. Oram (or for substitute nominees in the event of contingencies not known at present). Information is furnished below with respect to all nominees.

     Each of the nominees named below has served as a director during the fiscal year ended June 30, 1997 ("Fiscal 1997"). Information with respect to the principal occupation or employment of the nominees, the name and principal business of the corporation or other organization in which such occupation or employment is carried on and other affiliations and business experience during the past five years has been furnished to the Company by the respective nominees.

     The Board of Directors unanimously recommends that the stockholders vote FOR the election as directors of the nominees listed below for terms expiring in 1998. If one or more of the nominees should become unavailable or unable to serve at the time of the Annual Meeting, the shares to be voted for such nominee or nominees which are represented by proxies will be voted for any substitute nominee or nominees designated by the Board or, if none, the size of the Board will be reduced within legal limits. The Board knows of no reason why any of the nominees will be unavailable or unable to serve at the time of the Annual Meeting.

        * RAY W. CHEESMAN, age 66, has been a director of the Company since July 1993, and was a consultant to KPMG Peat Marwick LLP, an international accounting firm from 1987 through June 1996. Prior thereto, Mr. Cheesman was a partner in such firm. Mr. Cheesman is a licensed Certified Public Accountant.

        * CHARLES E. LAROSA, age 55, has been a director of the Company and President and Chief Executive Officer since December 1995. For the five years prior thereto he was President of American Home Food Products, a subsidiary of American Home Products Corporation.

        * JOHN L. ORAM, age 53, has been a director of the Company since July 1993. He was appointed Chairman of the Board in December 1995. Mr. Oram has been President and Chief Operating Officer of ICC since 1987. ICC, an affiliate of the Company, is a major international manufacturer and marketer of chemical, plastic and pharmaceutical products. Since 1980, Mr. Oram has been a director of Electrochemical Industries (1952) Ltd. ("EIL") (formerly known as Electrochemical Industries (Frutarom) Ltd.), an Israeli subsidiary of ICC listed on the Tel-Aviv and American Stock Exchanges engaged in the manufacture and distribution of chemical products. From May 1996, Mr. Oram has been a director of Frutarom Industries Limited, a company spun-off from EIL and listed on the Tel-Aviv Stock Exchange engaged in the flavor and fragrance industry.

COMPENSATION OF DIRECTORS; BOARD MEETINGS

     Members of the Board of Directors who are not employees of the Company or representatives of ICC are compensated at the rate of $2,500 per year, plus $500 for each meeting attended. Members are also paid for special projects undertaken on behalf of the Company and for actual expenses incurred in connection with their attendance at Board and committee meetings.

     Four meetings of the Company's Board of Directors were held during Fiscal 1997. All of the incumbent directors attended at least 75% of the meetings of the Board and committees of which they are members in Fiscal 1997.

BOARD COMMITTEES

     The Board of Directors has Audit and Compensation Committees but does not have any Nominating Committee. The Board also appoints the members of the Stock Option Committee constituted under the Company's 1994 Stock Option Plan. The sole member of the Audit Committee is Ray W. Cheesman. The members of the Compensation Committee are Ray W. Cheesman, Charles LaRosa and John L. Oram. The members of the Stock Option Committee are Ray W. Cheesman and John L. Oram. The Audit Committee reviews the findings and reports of the independent certified public accountants and makes recommendations, relating to the accounting controls, audit and financial statements of the Company; it met two times in Fiscal 1997. The Compensation Committee reviews compensation issues; approves salaries and reviews benefit programs for the executive officers; reviews and recommends incentive compensation (including stock compensation) plans; and approves any employment agreements with, or other contractual benefits for, executive officers; it met two times in Fiscal 1997. The Stock Option Committee makes awards under, prescribes rules for and interprets the provisions of the Company's 1994 Stock Option Plan; it met two times during Fiscal 1997.

                             EXECUTIVE COMPENSATION


REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE ON COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY1

     COMPENSATION PHILOSOPHY. The philosophy of the Company's compensation for executive officers has been to provide reasonably competitive levels of compensation, reward corporate performance and recognize individual initiative and performance in achieving corporate goals. The Company does not determine compensation based on any specific formulas, targets or weighed criteria.

     BASE SALARIES. The base salary for the Company's President is set by an employment agreement entered into December 1995 but is subject to increases as authorized by the Board of Directors. Base compensation for other executive officers is determined by recommendations of the Chief Executive Officer and approval by the Compensation Committee.

     INCENTIVE COMPENSATION. Annual incentive compensation is based primarily on corporate operating performance and includes an informal overall assessment by the Committee of each executive officer's role in helping the Company to achieve its goals. Incentive compensation in Fiscal 1997 took the form of cash bonuses and, for the President of the Company, a cash bonus and a stock grant.

     STOCK OPTIONS. In Fiscal 1997, the Stock Option Committee granted stock options to certain key employees to reward them for their contribution to the Company's long-term share performance and to provide incentives to encourage future efforts.

     CHIEF EXECUTIVE OFFICERS' COMPENSATION. Mr. LaRosa, the Company's President and Chief Executive Officer, is being compensated pursuant to an employment agreement, which sets forth all of the elements of his compensation. See "Employment Contracts and Change-in-Control Arrangements". The initial salary level was based on negotiation between the Company and the executive and does not vary based on the Company's performance. Increases are determined by the Board of Directors in its discretion. Effective January 1, 1997, the Board increased Mr. LaRosa's salary to $275,000, from $250,000, in recognition of his valued services to the Company. At that time, the Board also authorized the grant of stock equal in value to $25,000 if Mr. LaRosa remained in the employ of the Company on July 1, 1997 and the non-executive directors of the Company agreed to recommend a stock option grant to Mr. LaRosa after the issuance of results for Fiscal 1997 of 250,000 shares and agreed to recommend at an appropriate future time a further grant in anticipation of the listing of the Company's stock on a stock exchange or quotation system. The primary factors and criteria on which the Chief Executive Officer's compensation is based are the Company's financial results and Mr. LaRosa's role in helping to achieve such results. The Chief Executive Officer is a member of the Company's Compensation Committee but he excused himself from any consideration by the Committee of his compensation.

1 This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.



     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction beginning in 1994 to public companies for compensation over $1 million received by a corporation's Chief Executive Officer and four other most highly compensated executive officers if not pursuant to qualifying performance-based plans. No executive officer's cash compensation was in excess of $1,000,000 in Fiscal 1997 and, at this time, it is not anticipated that any executive officer of the Company will receive any such cash compensation in excess of this limit during the current fiscal year. Therefore, during Fiscal 1997 the Committee did not take any action to comply with the new limit.

     CONCLUSION. The Committee believes the current compensation structure appropriately compensates its officers in a manner that relates to performance and to the stockholders' long-term interests. The Committee will continue to review compensation practices, with respect to both overall arrangements and the compensation of specific officers.

                                 Respectfully submitted,

                                 For the Compensation Committee:

                                 RAY W. CHEESMAN
                                 CHARLES E. LAROSA
                                 JOHN L. ORAM


                                 For the Stock Option Committee:

                                 RAY W. CHEESMAN
                                 JOHN L. ORAM

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No members of the Company's Compensation Committee (other than Charles LaRosa, the Company's President and Chief Executive Officer) or Stock Option Committees are employed by the Company. No director of the Company served during the last completed fiscal year as an executive officer of any entity whose compensation committee (or other comparable committee, or the Board, as appropriate) included an executive officer of the Company. There are no "interlocks" as defined by the Securities and Exchange Commission ("SEC").

COMPENSATION TABLES

     This section of the Proxy Statement discloses Fiscal 1997 plan and non-plan compensation awarded or paid to, or earned by, the (i) Company's Chief Executive Officer ("CEO") and (ii) the Company's four most highly compensated executive officers other than the CEO who were serving as executive officers at June 30, 1997, to the extent that salary and bonuses exceeded $100,000 (together, these six persons are sometimes referred to as the "Named Executives"). --------

                           SUMMARY COMPENSATION TABLE

     The following table contains compensation data for the Named Executives for the most recent three fiscal years:

    Annual Compensation                                                           Long-Term Compensation
                                                                                Awards                      Payouts

                                                                Other           Restricted    Securities
                                                                Annual          Stock         Underlying        LTIP      All Other
Name and                               Salary      Bonus        Compensation    Awards        Options           Payouts   Compen-
Principal Position         Year          $           $             $              $             $                 $       sation
----------                 ----       ------       -------      ------------    --------      -------------     -------   ---------
Charles E. LaRosa          1997       $262,000     $100,000         --             ---          75,000             ---        ---
 President and             1996        110,000        ---           ---           $19,000      105,000             ---        ---
 Chief Executive           1995          ---          ---           ---            ---           ---               ---        ---
 Officer1

David Belaga               1997        127,000      19,000           ---           ---           7,000             ---        ---
 Vice President,           1996         21,000         ---           ---           ---            ---              ---        ---
 Marketing                 1995          ---           ---           ---           ---            ---              ---        ---
                                                       ---

Anthony Cantaffa,          1997        135,000        5,000          ---           ---            5,000            ---        ---
 Vice President of         1996        145,000          ---          ---           ---             ---             ---        ---
 New Business              1995        145,000          ---          ---           ---             ---             ---
 Development

George Chin                1997        160,000       40,000          ---            ---            12,000          ---        ---
 Vice President,           1996        140,000       30,000          ---            ---             ---            ---        ---
 Sales2                    1995          ---           ---           ---            ---             ---            ---        ---

Frank Marchese             1997        111,000        22,000         ---            ---            20,000          ---        ---
 Vice President;           1996        106,000          ---          ---            ---             ---            ---        ---
 Chief Financial           1995          ---            ---          ---            ---             ---            ---        ---
 Officer; Secretary
 and Treasurer<F2>

-------------------------

1  Mr. LaRosa was elected President in December 1995
2 The positions occupied by such individuals were not considered executive offices until Fiscal 1996.


                          OPTION GRANTS IN FISCAL 1997

     The following table contains information concerning the grant of stock options to the Named Executives during Fiscal 1997 (the Company has no outstanding stock appreciation rights - "SARs" - and granted no SARs during Fiscal 1997):

                                              Individual Grants

                             Number             Percent of Total                                        Potential
                               of               Options                                                 Realizable Value
                           Securities           Granted to                                              at Assumed Annual
                           Underlying           Employes                                                Rates of Stock
                           Underlying             in              Exercise        Expira-               Price Appreciation
                           Options              Fiscal            Price           tion                  for
Name                       Granted              Year              ($/SHARE)<F2>   Date                  Option Term1
-----                      -----------          -------------     ---------       --------             -------------------
                                                                                                       5%($)       10%($)
Charles E. LaRosa           75,000               25%              $.84            11/01                 $6,000     $24,000

David Belaga                 7,000                2%              $.84            11/01                    560       2,240

Anthony Cantafa              5,000                2%              $.84            11/01                    400       1,600

George Chin                 12,000                4%              $.84            11/01                    960       3,840

Frank Marchese              20,000                7%              $.84            11/01                  1,600       6,400

--------------------

1 Executives may not sell or assign any option grants, which have value only to the extent of stock price appreciation, which will benefit all stockholders commensurately. The amounts set forth are based on assumed appreciation rates of 5% and 10% as prescribed by the Securities and Exchange Commission rules and are not intended to forecast future appreciation, if any, of the stock price. The Company did not use an alternate formula for a grant date valuation as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
2 The exercise price is equal to or higher than the fair market value of the Company's Common Stock on the date of the grant.

                         AGGREGATED OPTION EXERCISES AND
                  FISCAL YEAR-END OPTION VALUES IN FISCAL 1997

     No options were exercised by any executive officer of the Company during Fiscal 1997. The following table sets forth information with respect to the Named Executive concerning unexercised options held at fiscal year-end (the Company has no outstanding SARs, and no SARs were exercised in the current fiscal year):

                                                                                  Number of                       Value of
                                                                                  Unexercised                      Unexercised
                                                                                  Securities                      In-the-Money
                                                                                  Underlying                      Options
                                       Shares                                     Options                           at
                                       Acquired        Realized                   at 6/30/97                      6/30/97($)1
                                       on                Value
    Name                               Exercise(#)        ($)           Exercisable     Unexercisable    Exercisable  Unexercisable
    ----                             -----------       ---------        ------------    -------------    -----------  -------------
 Charles E. LaRosa                       ---               ---          105,000          75,000           $13,800       $0
 David  Belaga                           ---               ---           25,000           7,000             6,000        0
 Anthony Cantaffa                        ---               ---          111,800           7,000             5,896        0
 George Chin                             ---               ---           70,550          12,000                 0        0
 Frank Marchese                          ---               ---           40,000          20,000                 0        0

--------------------

1 Market value of underlying securities at year end, as applicable, minus the exercise price. The high bid and low asked prices on the OTC Bulletin Board on June 30, 1997, were $13/16 and $5/8 respectively. Certain options are excluded since they are out of the money.

             EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

LAROSA EMPLOYMENT AGREEMENT

     Mr. LaRosa entered into an employment agreement with the Company dated April 4, 1996, pursuant to which he agreed to be retained as President and Chief Executive Officer at a salary of $250,000 per year beginning June 7, 1996. Mr. LaRosa was paid $200,000 per annum for the period from December 7, 1995 to June 7, 1996. Mr. LaRosa is entitled to a bonus at the end of each fiscal year based upon Company results and performance, which bonus is at the sole discretion of the Board of Directors with no guaranteed minimum or maximum. Pursuant to such agreement, effective June 7, 1996 he was awarded a grant of 25,000 shares of stock and stock options for 75,000 shares of Common Stock, at $.56 per share, such options being exercisable in full on October 4, 1996 and expiring April 4, 2001. Mr. LaRosa had previously received options for 30,000 shares of Common Stock exerciseable at $.66 per share, such options were exercisable on June 7, 1996 and expire June 7, 2001. Effective January 1, 1997, Mr. LaRosa's salary was increased to $275,000 per annum and he was awarded a grant of 37,202 shares on July 1, 1997. He is also entitled to certain insurance and similar benefits of a customary nature, plus reimbursement of financial planning services up to a maximum of $5,200 per year. Mr. LaRosa's employment may be terminated at any time by the Company upon three months notice, but in such instance he will continue to receive compensation for 12 months from the date on which the Company chooses to cease his employment activities. Mr. LaRosa may terminate his employment upon two weeks notice.

OPTIONS

     Options granted under the Company's 1994 Stock Option Plan include provisions accelerating the vesting schedule in the case of a defined "Change of Control." A "Change of Control" shall be deemed to have occurred if (i) any person or group of persons acquires (or has acquired during the twelve- month period ending on the date of the most recent acquisition by such person) the beneficial ownership, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company; (ii) during any period of twelve months, individuals who at the beginning of such period constitute the Board of Directors, and any new director whose election or nomination was approved by the directors in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute at least a majority thereof; (iii) a person acquires beneficial ownership of stock of the Company that, together with stock held immediately prior to such acquisition by such person, possesses more than 50% of the total fair market value of total voting power of the stock of the Company, unless the additional stock is acquired by a person possessing, immediately prior to such acquisition, beneficial ownership of 40% or more of the Common Stock; or (iv) a person acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person) assets from the Company that have a total fair market value equal to or more than one-third of the total fair market value of all of the assets of the Company immediately prior to such acquisition. Notwithstanding the foregoing, for purposes of clauses (i) and
(ii), a Change in Control will not be deemed to have occurred if the power to control (directly or indirectly) the management and policies of the Company is not transferred from a person to another person; and for purposes of clause
(iv), a Change in Control will not be deemed to occur if the assets of the Company are transferred: (A) to a stockholder in exchange for his stock, (B) to an entity in which the Company has (directly or indirectly) 50% ownership, or
(C) to a person that has (directly or indirectly) at least 50% ownership of the Company with respect to its stock outstanding, or to any entity in which such person possesses (directly or indirectly) 50% ownership.


                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION*

         Set forth below is a chart and line graph comparing the yearly percentage change in the cumulative total stockholder return (change in year-end stock price plus reinvested dividends) on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market Index, the Nasdaq Pharmaceutical index (which comparison is being made this year for the first time) and a peer group based on market capitalization (which comparison is being made this year for the last time) for the period of five fiscal years ending on June 30, 1997. The graph and chart assumes that the value of the investment in the Company's Common Stock and for each index was $100 on June 30, 1992 and reflects reinvestment of dividends and market capitalization weighing. The dollar amounts indicated in the graph and chart are as of june 30th in each year indicated.

-------------------------------------------------------------------------------
                           Cumulative Total Return ($)
===============================================================================
Registrant/Index             6/92    6/93     6/94    6/95      6/96     6/97
===============================================================================
Pharmaceutical Fomulations  $100    $160     $240     $180      $250     $200
-------------------------------------------------------------------------------
Market Cap Peer Group       $100    $129     $125     $130      $142     $180
-------------------------------------------------------------------------------
Nasdaq Stock Market (US)    $100    $126     $127     $169      $218     $265
-------------------------------------------------------------------------------
Nasdaq Pharmaceuticals      $100    $ 87     $ 73     $ 97      $142     $145
-------------------------------------------------------------------------------
* This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.



     The common stocks of the following companies were included in the market cap peer group index: Lawrence Savings Bank, Ryan Beck & Co., Polk Audio Inc., Nycor Inc., Harleysville Savings Bank, Dataram Corp., MC Shipping Inc., Savannah Bancorp Inc., United Foods Inc. and Trimark Holdings Inc. The members of the peer group are companies with a market capitalization similar to that of the Company (five companies in the group have a market capitalization immediately higher than the Company and five have a market capitalization immediately below that of the Company). Because of the Company's exclusive involvement in the store-brand solid-dosage over-the-counter pharmaceutical business and the fact that no other public companies are engaged in this business on an exclusive basis, it was previously felt by the Company that no preestablished index could appropriately mirror the Company's business. All of the companies included in the Company's peer group index are engaged in certain other businesses in which the Company is not engaged. Notwithstanding the fact that the companies in the Nasdaq Pharmaceutical Index are primarily major pharmaceutical companies involved primarily in the prescription ethical pharmaceutical business, it is nevertheless now felt that such Nasdaq index provides a more appropriate comparison for the Company. Historical stock price performance shown on the graph is not necessarily indicative of the future price performance.



                   SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table shows information, as of September 14, 1997, with respect to the beneficial ownership of Common Stock by (i) each director, (ii) each Named Executive, (iii) each person or group known to the Company to own beneficially more than 5% of the outstanding Common Stock, and (iv) all executive officers and directors as a group (the addresses of all the persons named below is c/o Pharmaceutical Formulations, Inc. 460 Plainfield Avenue, Edison, NJ 08818, except for ICC Industries Inc., Dr. John Farber and John L. Oram, whose address is 460 Park Avenue, New York, NY 10022):


                                      Amount and
          Name and                    Nature of
         Address of                   Beneficial               Percentage
      Beneficial Owner                Ownership1                of Class

ICC Industries Inc.                  19,635,8942                  66.5%

Dr. John Farber                      19,635,8942                  66.5%

John L. Oram                             161,536                   *

Charles E. LaRosa                       184,0773                   *

Ray W. Cheesman                         135,0003                   *

David Belaga                             27,5003                   *

Anthony Cantaffa                        182,2553                   *

George Chin                             144,6953                   *

Frank Marchese                           44,0003                   *

Officers and                             950,313                   3%
Directors
as a Group (9 persons)

---------------------------
*    Less than 1%.
1 Unless it is stated otherwise in any of the following notes, each holder owns the reported shares directly and has sole voting and investment power with respect to such shares. The number of shares beneficially owned by a person also includes all shares which can be acquired by such person within 60 days, including by way of exercise of outstanding options or the conversion of convertible securities which are, or during such 60-day period, become exercisable or convertible.
2 Does not include approximately 3,556,000 shares includable in connection with ICC's limited preemptive rights since such rights are not currently exercisable nor can there be any assumption that they will become exercisable within 60 days after September 14, 1997. Such shares are issuable only upon the issuance by the Company of certain shares to other persons; the issuance of shares to ICC pursuant to the limited preemptive rights is intended to maintain the preexisting equity ownership of ICC of approximately two-thirds of the outstanding shares (excluding shares which ICC may acquire upon conversion of convertible preferred
     shares).   It also does not include any shares which may be
     issuable upon conversion of outstanding convertible preferred stock since such conversion can not occur until April 8,
     1999.  Dr. Farber is the majority stockholder of ICC.   See
     "Certain Relationships and Related Transactions."
3 Includes shares of Common Stock subject to stock options exercisable as of September 14, 1997 or within 60 days thereof as follows: Mr. Belaga: 25,000; Mr. Cantaffa:
     111,800; Mr. Cheesman: 75,000; Mr. Chin: 70,550;  Mr.
     LaRosa: 105,000; Mr. Marchese: 40,000; and all officers and directors as a group: 468,600.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and any exchange on which the Company's securities may be traded. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all such filing requirements for the year ended June 30, 1997 were complied with except as follows: Messrs. Belaga, Cantaffa and LaRosa each filed two forms late; Messrs. Barbee, Chin, Marchese and Oram each filed one form late; and ICC Industries Inc. filed three forms (for fiscal 1996) late.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH ICC

     OPTION AGREEMENT

     In September 1991, the Company entered into the ICC Option Agreement pursuant to which ICC was granted a series of options to acquire a total of 66.67% of the number of shares of the Company's Common Stock outstanding after the exercise of all options owned by ICC and certain other outstanding options, warrants, rights and convertible securities. All of the options under such agreement have been exercised. As a result of the exercise of certain options, ICC acquired voting control of the Company as of October 1992. The last option was fully exercised in May 1994.

     Under the ICC Option Agreement, ICC was also granted certain preemptive rights (the "Limited Preemptive Rights") at a price equal to the lesser of the exercise price (or conversion price, as the case may be), of certain additional outstanding options, warrants and other rights to purchase shares of Common Stock (the "Convertible Securities") or $.25 (except with respect to certain warrants to purchase 400,000 shares of the Company's Common Stock granted to management in September 1992, to the extent enforceable, in which case the price is $.50). The Limited Preemptive Rights are exercisable for a period of 45 days after the Company sends notice to ICC that shares have been issued in connection with any outstanding Convertible Securities. The Company cannot predict whether any shares will be issued pursuant to the exercise of outstanding Convertible Securities or whether ICC will exercise any resulting preemptive rights.

     In Fiscal 1997, ICC exercised preemptive rights for 221,536 shares at $.25 per share, which shares it then sold privately to certain employees of ICC. As of August 20, 1997, ICC owned a total of 19,635,894 shares of the Company's Common Stock, representing approximately 66.5% of the total number of shares outstanding on that date, and it held rights to acquire additional shares under the Limited Preemptive Rights.

     PURCHASE OF PREFERRED STOCK

     Effective April 4, 1996, the Company filed a Certificate of Designations, Preferences and Rights creating 3,000,000 shares of Series A Cumulative Redeemable Convertible Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"). The holders of Series A Preferred Stock are entitled to a dividend at the lower of $.08 per share or $1.00 times the prime rate of interest at the time of the sale of the Series A Preferred Stock, payable semiannually when declared. Dividends cumulate if not paid and the Company can not declare or pay dividends on any other class of stock until dividends on the Series A Preferred Stock are paid. The holders of Series A Preferred Stock are entitled to a liquidation preference of $1.00 per share. The Company may redeem shares of Series A Preferred Stock at any time at a price equal to the liquidation preference plus accrued and unpaid dividends. Shares of Series A Preferred Stock may be converted at the option of the holder into shares of Common Stock, par value $.08 per share, at any time after 36 months from issuance upon three months prior notice at a rate such that each share of Series A Preferred Stock shall be converted into such number of shares of Common Stock as equals the liquidation preference plus accrued and unpaid dividends, divided by the lower of the current market price (as defined) at the conversion date or $2.00 per share (subject to certain antidilution adjustments). The shares of Series A Preferred Stock are accorded only such voting rights as required by applicable law. The Company, however, may not take certain enumerated action prejudicial to the interest of the holders of Series A Preferred Stock without the approval of the holders of a majority of the Series A Preferred Stock.

     The Company sold 2,500,000 shares of Series A Preferred Stock to ICC pursuant to a Stock Purchase Agreement between the Company and ICC dated April 8, 1996 for a payment of $2,500,000. Pursuant to the Stock Purchase Agreement, the Company agreed to (a) redeem some or all of the Series A Preferred Stock owned by ICC if the Company has made a registered public offering of its common stock and the proceeds thereof shall have been sufficient to pay the redemption price and (b) allow ICC to surrender shares of Series A Preferred Stock, valued at the liquidation preference therefor plus accrued and unpaid dividends, in exercise of any warrants, options or other rights to purchase Common Stock which ICC may have or in payment of any shares of Common Stock purchased in any public offering. The foregoing covenants are conditioned upon the Company's ability to undertake the required actions under applicable law and that the redemption or surrender of shares would not thereby cause the Company to fail to meet all requirements for listing or continued listing of the Company's Common Stock on the Nasdaq Stock Market or such other exchange on which the Common Stock may be listed.

     PURCHASE OF RAW MATERIALS

     During Fiscal 1997, 1996 and 1995 the Company purchased $1,226,000, $795,000 and $1,219,000, respectively of raw materials from ICC.

     LEASE FINANCING

     ICC has also assisted the Company in obtaining certain machinery and equipment for the expansion of the Company's production capacity. In such cases, ICC, or its affiliates, typically acted as lessor of the equipment for which fixed monthly fees are paid by the Company. As a result of the general financial condition of the Company, the Company would not otherwise have been able to secure such leases and credit facilities in the amounts required for the Company's continuing and planned operations.

     There are currently several leases entered into pursuant to the Master Equipment Lease Agreements with ICC. Monthly rent is currently approximately $130,000. The terms of the rentals are scheduled to expire at various times in the years 1997 through 2001. The Company has options to purchase the leased equipment for $1.00 at the expiration of the lease terms.

     The Company has entered into the following lease obligations with ICC within the past three fiscal years:

         Lease             Original         Fiscal Year
         Description       Lease Amount     Entered Into        Term                Interest Rate
        ------------       -------------   -------------        ----                 -------------
         Equipment         $1,162,502        6/95                48 to 60 months     11% to 12%

         Equipment         $  450,0001       6/95                48 months           Prime plus 1% (currently 9.25%)

         Equipment         $1,312,5002       6/96                60 months           10.6%

         FDA update        $1,342,000        6/96                60 months            9.5%
         of plant
         facility
         -----------------------
         1    This reflects a refinancing, effective June 1995, of a
              previous lease with ICC commencing July 1993
              previously bearing interest at 19.3%.
         2    This includes a refinancing, effective September 1995,
              of previous leases with ICC in order to generate
              funds to finance FDA upgrades (a $425,000 lease entered
              into in April 1992 bore interest at 23% and a                                           $455,000
              lease entered into in October 1992 bore interest at 18.2%).

     CIMETIDINE AGREEMENT

     In August 1993, the Company and ICC Chemical Corporation, an affiliate of ICC, entered into a cooperative joint venture regarding the manufacture of cimetidine, a product used for the relief from heartburn, acid indigestion and sour stomach (the "Cimetidine Agreement"). Such agreement was amended in September 1996. Pursuant to the agreement, as amended, ICC will be the sole source of raw materials. It will also provide at its expense the raw materials (estimated to cost $32,000) and the outside expenses (estimated to cost $185,000), relating to the preparation of OTC ANDA's. The Company will prepare and file ANDA's for OTC cimetidine and will manufacture FDA-approved products. ICC shall be entitled to a royalty of 10% of net sales of OTC cimetidine up to a return of 8.75% compounded annually on its investment. ICC, if the Company agrees, may buy cimetidine for resale to export customers, for which ICC will pay 10% less than the price to ICC's customers. The term of the agreement is ten years from the date of FDA approval of the sale and distribution of the product. At the expiration of the term of the cimetidine agreement, if not renewed, the assets of the venture shall be distributed to the two co-venturers as shall be agreed. As of June 30, 1997, the Company has expended approximately $219,000 on this project, of which $213,000 is due from ICC.

     LEGAL SERVICES

     In Fiscal 1996 the Company appointed the law firm of Whitman Breed Abbott & Morgan ("Whitman") as its general counsel and the law firm of Stroock & Stroock & Lavan LLP ("Stroock") as its securities counsel. Both Whitman and Stroock have performed and continue to perform legal services for ICC in matters unrelated to the Company.

OTHER RELATED TRANSACTIONS

     STOCK ISSUANCE

     Pursuant to the ICC Option Agreement and the waiver of certain provisions of former President Dr. Max Tesler's employment agreement, as amended, certain employees (as defined) were issued shares of the Company's Common Stock in the last three fiscal years. A total of 24,094 shares were issued in the last three fiscal years. The Company is also obligated to issue to such individuals an aggregate of up to approximately 134,000 additional shares if convertible securities existing at September 24, 1992 are converted into Common Stock.


                                 PROPOSAL NO. 2

                     AMENDMENT TO THE 1994 STOCK OPTION PLAN

     The Company's Board of Directors has unanimously approved a proposal to amend the Pharmaceutical Formulations 1994 Stock Option Plan (the "1994 Plan") to increase the number of shares authorized for grant under the 1994 Plan by 500,000 shares. The amendment proposed to the 1994 Plan will be effective upon stockholder approval. The purpose of the 1994 Plan is to provide additional incentive to the employees of the Company. Each option granted pursuant to the 1994 Plan is required to be designated at the time of grant as either an incentive stock option ("ISO") or as a non-qualified stock option ("NQSO").

     ADMINISTRATION OF THE PLAN. The 1994 Plan is administered by the Stock Option Committee, which determines who among those eligible will be granted options, the time or times at which options will be granted, the number of shares to be subject to options, the durations of options, any conditions to the exercise of options and the manner in and price at which options may be exercised. The Committee is authorized to amend, suspend or terminate the 1994 Plan, except that it is not authorized without stockholder approval (except with regard to adjustments resulting from changes in capitalization) to (i) increase the maximum number of shares that may be issued pursuant to the exercise of options granted under the 1994 Plan; (ii) change the eligibility requirements for participation in the 1994 Plan; and (iii) decrease an option exercise price (although an option may be canceled and a new option granted at a lower exercise price).

     SHARES SUBJECT TO THE PLAN. The 1994 Plan currently provides that options may be granted with respect to a total of 1,000,000 shares of Common Stock, subject to adjustment upon certain changes in capitalization without receipt of consideration by the Company. Upon approval of the amendment, options on a total of 1,500,000 shares of Common Stock may be granted. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options granted under the 1994 Plan will be adjusted or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option or a comparable option substituted at the discretion of the Company prior to such event. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the 1994 Plan.

     PARTICIPATION. Any employee of the Company is eligible to receive incentive stock options or non-qualified stock options granted under the 1994 Plan. As of the date hereof, approximately 350 persons are eligible to participate in the 1994 Plan. No employee may receive in any calendar year options on more than 300,000 shares.

     OPTION PRICE. The exercise price of each option will be determined by the Stock Option Committee, but incentive stock options may not be priced less than 100% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by the option on the date the option is granted.

     TERMS OF OPTIONS. The Stock Option Committee, in its discretion, establishes the term of each option, provided that the maximum term of each option is 10 years from the date of grant. Incentive options granted to an employee who owns over 10% of the total combined voting power of all classes of stock of the Company must expire not more than five years after the date of grant. The 1994 Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment.

     OPTIONS GRANTS. As of the date hereof, 794,000 options have been granted pursuant to the 1994 Plan, of which 303,500 were granted to persons who were not executive officers of the Company. The number of shares subject to options granted to date to the Named Executives is as follows: Mr. LaRosa: 180,000; Mr.
Belaga: 32,000; Mr. Cantaffa: 92,000; Mr. Chin: 53,250; and Mr. Marchese:
60,000. All current executive officers as a group have been granted options under the 1994 Plan for a total of 465,500 shares. No directors who are not executive officers and no associates of any executive officers or directors have received any options under the 1994 Plan. The only persons who received more than five percent of such options were the Named Executives noted above. While the Company intends to make similar grants in future years, as well as grants to new employees or certain specific employees in recognition of services or anticipated services, the Company has no plans at this time to issue options to any specific employees or classes of employees other than as described above with respect to the compensation of the Chief Executive Officer and 54,000 options expected to be granted to the executive officers of the Company.

     TAX CONSEQUENCES OF OPTIONS. There are no federal income tax consequences to the optionee or the Company upon the grant of an option. Generally, there are no federal income tax consequences to the optionee or the Company upon the exercise of an ISO (except that the alternative minimum tax may apply). Upon exercise of an NQSO, the optionee normally will recognize taxable ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee.

     If an optionee holds the stock acquired upon exercise of an ISO for at least two years from the date on which the option is granted and at least one year from the date of exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short- term depending on whether the stock was held for more than one year. To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Upon disposition of the stock acquired upon exercise of an NQSO, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term, depending on whether the stock was held for more than one year.

     PROVISIONS RELATING TO SECTION 162(M) OF THE CODE. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add
Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards under the 1994 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. The 1994 Plan includes certain provisions that are applicable to Named Executives to enable compensation attributable to awards under the 1994 Plan to be "performance-based" in accordance with applicable Treasury regulations issued under Section 162(m) of the Code. Compensation attributable to stock options with an exercise price not less than the fair market value of the Company's Common Stock on the grant date will qualify as performance-based compensation if the composition of the Stock Option Committee satisfies the Internal Revenue Service's requirement for outside directors.

     STOCK PRICE. On September 15, 1997, the closing bid and asked price of the Common Stock, as reported in the Pink Sheets, was $.75 and $.81.

     APPROVAL AND TERMINATION. The 1994 Stock Option Plan was approved by the Board of Directors of the Company on August 30, 1994 and the stockholders of the Company on November 17, 1994 and, unless sooner terminated by the Board of Directors or the Stock Option Committee, will terminate as to new grants on August 29, 2004. The amendment to increase the number of shares eligible for grant under the 1994 Plan will become effective upon approval by the stockholders at the Annual Meeting.

     The Board of Directors will offer the following resolution at the Annual
Meeting:

             RESOLVED, THAT THE AMENDMENT TO THE 1994 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES ELIGIBLE FOR GRANT TO 1,500,000 IS HEREBY APPROVED.

     The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 2.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.


                                 PROPOSAL NO. 3

                    APPROVAL OF THE 1997 STOCK INCENTIVE PLAN

     The Company's Board of Directors has unanimously approved a proposal to adopt the Pharmaceutical Formulations 1997 Stock Incentive Plan (the "1997 Plan") to enable the Company to make grants of stock to key employees, consultants and advisors for up to an aggregate of 200,000 shares of Common Stock. The 1997 Plan would only be effective upon stockholder approval.

     The purpose of the 1997 Plan is to provide additional incentive to the employees of and consultants and advisors to the Company. The following description of the 1997 Plan is qualified in its entirety by reference to the 1997 Plan itself, a copy of which is attached to this proxy statement as Annex A.

     ADMINISTRATION OF THE PLAN. The 1997 Plan is to be administered by the Stock Incentive Committee, composed of not less than two members of the Board of Directors. To the extent that such persons are available, the members of the committee shall be directors who satisfy requirements promulgated by the Securities Exchange Commission pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and requirements established by the Internal Revenue Service for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Code. The Stock Incentive Committee determines who among those eligible will receive stock grants, the time or times at which grants will be made, the number of shares to be granted and any conditions to the grants. The Committee is authorized to amend, suspend or terminate the 1997 Plan subject to stockholder approval only to the extent required by applicable law, regulations or rules or as otherwise decided by the Board of Directors.

     SHARES SUBJECT TO THE PLAN. The 1997 Plan provides that grants may be made with respect to a total of 200,000 shares of Common Stock, subject to adjustment upon certain changes in capitalization by the Company. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the shares which may be granted under the 1997 Plan will be adjusted or, under certain conditions, will terminate.

     PARTICIPATION. Any employee of the Company, or any individual consultant or advisor to the Company who has provided BONA FIDE services which are not in connection with the offer or sale of securities in capital-raising transactions, is eligible to receive stock incentives under the 1997 Plan. Consultants and advisors who are not individuals are not eligible to receive grants under the 1997 Plan. As of the date hereof, approximately 350 employees are eligible to receive grants under the 1997 Plan.

     GRANTS. While the Company intends to make grants in the future, it has no plans at this time to make grants to any specific employees, consultants or advisors or classes of employees, consultants or advisors other than as described above with respect to the compensation of the Chief Executive Officer. The number of shares to be granted under the 1997 Plan and the terms thereof shall be determined by the Stock Incentive Committee in its sole discretion (based upon the Committee's determination as to the contribution or anticipated contribution of the employee or consultant to the success of the Company). Each grant under the Stock Incentive Plan shall be evidenced by an agreement, in form approved by the Stock Incentive Committee, which shall specify the terms and provisions as the Committee may determine to be necessary or desirable. Such conditions may include (i) holding period requirements, (ii) length of service ("vesting") requirements and/or (iii) surrender or sale ("forfeiture") requirements upon leaving the employ of the Company or a subsidiary or otherwise. If any stock grant under the Stock Incentive Plan shall be forfeited, such shares may again be made subject to grants under the plan within legal limits.

     STOCK PRICE. On September 15, 1997, the closing bid and asked price of the Common Stock, as reported in the Pink Sheets , was $.75 and $.81.

     EFFECT OF SECTION 162(M) OF THE CODE. Section 162(m) of the Code denies a deduction to the Company in any taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards under the 1997 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. Grants of stock will be performance-based if the vesting of such grants is contingent upon the attainment of specified objective goals relating to financial, operational and marketing measures (as described in the 1997 Plan) and any other applicable requirements are satisfied. The number of shares granted to any person in any calendar year which are subject to performance-based vesting requirements shall not exceed 1% of the stock outstanding on the date of approval of the 1997 Plan by the stockholders.

     APPROVAL. The 1997 Stock Incentive Plan was approved by the Board of Directors of the Company on September 19, 1997 and is being submitted for approval by the stockholders of the Company at the meeting being held on October 15 , 1997. The Board of Directors will offer the following resolution at the Annual Meeting:

               RESOLVED, THAT THE 1997 STOCK INCENTIVE PLAN IS
         HEREBY APPROVED.

     The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 3.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.


                                 PROPOSAL NO. 4

                      RATIFICATION OF SELECTION OF AUDITORS

     The firm of BDO Seidman, LLP audited the financial statements of the Company for the fiscal years ended June 30, 1990 through 1997. On July 29, 1997, pursuant to a vote of the Board of Directors, the firm of BDO Seidman, LLP was selected to audit the financial statements of the Company for the year ending June 30, 1998. Accordingly, the Board of Directors will offer the following resolution at the Annual Meeting:

                  RESOLVED, THAT THE APPOINTMENT BY THE BOARD OF DIRECTORS OF BDO SEIDMAN, LLP, INDEPENDENT PUBLIC ACCOUNTANTS, TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE YEAR ENDING JUNE 30, 1998 IS HEREBY RATIFIED AND APPROVED.

     It is anticipated that a member of BDO Seidman, LLP will be present at the Annual Meeting to respond to appropriate questions and will have the opportunity, if he desires, to make a statement.

     The affirmative vote of at least a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is necessary for approval of Proposal No. 4. Under Delaware law, there are no rights of appraisal or dissenter's rights which arise as a result of a vote to ratify the selection of auditors.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                             STOCKHOLDERS' PROPOSALS

     It is anticipated that the Company's 1998 Annual Meeting of Stockholders will be held in October 1998. Stockholders who seek to present proposals at the Company's Annual Meeting of Stockholders must submit their proposals to the Secretary of the Company on or before June 15, 1998.


                                     GENERAL

     The Company does not intend to hire a proxy solicitor. In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegraph, by directors, officers and regular employees of the Company, without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company's Common Stock.

     Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposals No. 2, 3 and 4 and FOR the election of all directors nominated.

     The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

     THE COMPANY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON WHO HAS BEEN SENT A COPY OF THIS PROXY STATEMENT, ON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1997. Such a written request is to be directed to Frank Marchese, Secretary, Pharmaceutical Formulations, Inc., 460 Plainfield Avenue, Edison, New Jersey 08818.

                               By Order of the Board of Directors,
                               Frank Marchese, Secretary


Edison, New Jersey
September 22, 1997

                                                           ANNEX A

                        PHARMACEUTICAL FORMULATIONS, INC.
                            1997 STOCK INCENTIVE PLAN


     1. PURPOSE. The purpose of this plan (the "Plan") is to provide a means whereby Pharmaceutical Formulations, Inc. (the "Company") may, through the grant to employees of and certain consultants and advisors to the Company shares of the Company's Common Stock (as defined below) as compensation ("Stock Grants"), attract and retain persons of ability (including officers and directors who are also employees) of the Company and of any Subsidiary (as defined below), as key employees, consultants and advisors and motivate such employees, consultants and advisors to exert their best efforts on behalf of the Company and any Subsidiary.

     As used herein, the term "Subsidiary" shall mean any corporation which at the time of the making of a Stock Grant qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Section 425(f) of the Internal Revenue Code of 1986 (the "Code"), or any similar provision hereinafter enacted.

     2. NUMBER OF SHARES AVAILABLE UNDER PLAN; Recipients. Stock Grants may be made by the Company under the Plan from time to time to key employees of the Company or any Subsidiary, and to individual consultants and advisors to the Company or any Subsidiary who have provided BONA FIDE services which are not in connection with the offer or sale of securities in capital-raising transactions (such persons receiving Stock Grants being hereafter referred to as "recipients") with respect to up to and including an aggregate of 200,000 shares of Common Stock ($.08 par value) of the Company (the "Common Stock") for all recipients and 200,000 such shares shall be reserved for grant under the Plan (subject to adjustment as provided in paragraph 7). Shares, if any, which have been forfeited under any conditions imposed pursuant to the Plan may be re-granted only if the recipient received no benefits of ownership (including dividends but excluding voting rights) prior to forfeiture.

     3. ADMINISTRATION. The Plan shall be administered by a Stock Incentive Committee (the "Committee") consisting of not less than two directors of the Company appointed by the Board of Directors of the Company (the "Board"), which members shall, to the extent that such persons are available, be "non-employee directors" (as defined below). A member of the Board shall be deemed to be a non-employee director only if he or she satisfies (a) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Securities Exchange Act of 1934, as amended, and (b) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) (4)(C) of the Code. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be non-employee directors, who may administer the Plan with respect to recipients who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may make grants under the Plan to such recipients and may determine all terms of such grants. If the Company does not have at least two directors who satisfy the non-employee director standard, as defined above, awards granted under the Plan may not qualify under Rule 16b-3 or be deemed to be performance-based compensation under regulations issued pursuant to Section 162(m) of the Code. The Board may at any time remove any member of the Committee with or without cause. Any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board.

     The Committee may interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable, except as such action may be otherwise expressly reserved in the Plan to the Board. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding and conclusive. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

     The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

     No member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Incentive awarded under it. To the maximum extent permitted by applicable law, each member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees, which fees may be advanced by the Company), or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members or former members may have as directors or under the Certificate of Incorporation or By-Laws of the Company.

     4. ELIGIBILITY AND AWARDS. Subject to the provisions of the Plan, the Committee shall have the power to (a) authorize the Stock Grants; (b) determine and designate from time to time those employees of or consultants or advisors to the Company or of any Subsidiary to whom Stock Grants are to be made; (c) determine the number of shares to be granted or the basis, if any, on which such number shall be calculated; (d) determine whether any grant shall be subject to any conditions, including any (i) holding period requirement, (ii) length of service ("vesting") requirement or (iii) surrender or sale ("forfeiture") requirement upon leaving the employ or retainer of the Company or a Subsidiary or under other conditions (and if any such conditions are imposed, what restrictions on transfer and requirements for legending certificates shall be required or whether any escrow of such shares shall be required during any vesting or forfeiture period). All recipients shall be given the opportunity to decline any Stock Grant awarded to them. The Committee may include among the conditions for a stock grant the requirement that the performance of the Company or a business unit of the Company (as determined by the Company's independent auditors) for a specified period of one or more years equal or exceed a target determined in advance by the Committee. Such target shall be based on one or more of the financial, operational and marketing criteria set forth in Schedule
A. The Committee shall determine whether any such target has been met not later than the 90th day of such period. In no event shall the number of shares of stock granted which are subject to performance-based vesting conditions and which are granted to any recipient in a single calendar year exceed 1% of the Common Stock of the Company outstanding on the date of approval of the Plan by the stockholders of the Company, subject to adjustment in accordance with
Section 7. To the extent that a Stock Grant is made in the form of newly issued shares of Common Stock, the recipient, as a condition to such grant, shall be required to provide consideration to the Company in the form of cash or services previously rendered in an amount equal to the par value of such shares; to the extent that a grant is made from the Company's treasury, no consideration shall be required of the recipient.

     5. FORM OF AGREEMENT. Each Stock Grant under the Plan shall be evidenced by an agreement, in form approved by the Committee, which shall include such terms and conditions as the Committee may deem appropriate.

     6. NO RIGHTS AS A STOCKHOLDER. No recipient shall have any rights as a stockholder with respect to any shares of Common Stock subject to a Stock Grant prior to the date of issuance of a certificate or certificates for such shares.

     7. ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK. In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be issued upon the issuance of Stock Grants shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, recipients under the Plan.

     8. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, and the Stock Grants thereunder and the obligation of the Company to deliver shares of Common Stock pursuant to such Stock Grants, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. No Stock Grant may be made pursuant to the Plan when such Stock Grant, or the granting thereof, would result in the violation of any law or governmental order or regulation. The Plan is intended to enable the Plan to comply with the requirements of Rule 16b-3 under the Exchange Act (or any successor provision thereto), and any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan. If at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of shares under the Plan, no shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee. If shares are not required to be or have not been registered, the Company may require each recipient, as a condition of Recipient's acceptance, to represent that the shares are being acquired for investment only and not with a view to their sale or distribution, and make such other representations and furnish such information deemed appropriate by counsel to the Company and stock certificates evidencing unregistered shares acquired pursuant to the Plan may be subject to stop orders and shall bear any legend required by or appropriate under applicable securities laws.

     9. NO RIGHTS TO CONTINUED EMPLOYMENT. The Plan and any Stock Grant under the Plan shall not confer upon any recipient or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall they affect in any way the right of the Company or any Subsidiary by which a recipient is employed to terminate such person's employment at any time.

     10. WITHHOLDING. The Committee in its discretion may cause to be made as a condition precedent to the issuance of any Stock Grant appropriate arrangements for the withholding of any federal, state, local or foreign taxes.

     11. AMENDMENT, SUSPENSION AND DISCONTINUANCE. Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Stock Grant not theretofore made, and the Board of Directors or the Committee, with the consent of the affected recipient of a Stock Grant, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Stock Grant. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable law, regulations or rules or as otherwise decided by the Board of Directors.

     12. EFFECTIVE DATE AND TERM. The effective date of the Plan shall be date on which it is approved by the stockholders of the Company. The Plan shall terminate on and no Stock Grant shall be made after the expiration of ten years from the effective date of the Plan.

     13. NAME. The Plan shall be known as the "Pharmaceutical Formulations, Inc. 1997 Stock Incentive Plan."

                                   SCHEDULE A

               Financial                             Operating Cash Flow
                                                     Net Income
                                                     Earnings Per Share
                                                     Return on Assets
                                                     Return on Equity
                                                     Revenue Growth
                                                     Economic Value Added

               Operational                           New Products

               Marketing                             Market Share
                                                     Margins
                                                     Customer Satisfaction

                                   APPENDIX 1

FRONT:

                        PHARMACEUTICAL FORMULATIONS, INC.
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 15, 1997 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint Frank Marchese and Debra Mueller, as Proxies, each with full power to appoint his or her substitute, and hereby authorizes them to appear and vote as designated below, all shares of Common Stock of Pharmaceutical Formulations, Inc. held of record by the undersigned on
 September 9, 1997, at the Annual Meeting of Stockholders to be held on October 15, 1997, and any adjournments thereof.

   The undersigned hereby directors this Proxy to be voted:
1. Election of directors;
 // FOR the election of directors of all nominees listed or     / / WITHHOLD AUTHORITY
    below (except as marked to the contrary below)                 to vote for all nominees listed below
                RAY W. CHESSMAN            CHARLES E. LAROSA                  JOHN L. ORAM
(INSTRUCTION:  To withhold authority to vote for any of the above-listed nominees,  strike a line through that nominee's name)
2.   Proposal to approve an amendment to the Company's 1994 Stock Option Plan to increase the number of shares authorized for grant by 500,000
                /__/  FOR                  /__/  AGAINST                      /__/  ABSTAIN
3.   Proposal to approve the adoption of the 1997 Stock Compensation Plan
               /__/  FOR                  /__/  AGAINST                      /__/ ABSTAIN
4.   Proposal to approve the appointment of BDO Seidman, LLP as independent auditors for the Company for the year ending June
     30, 1997
             /__/  FOR                   /__/  AGAINST                      /__/ ABSTAIN
5.   In their discretion, the named proxies may vote on such other business as may properly come before the Annual Meeting, or any  adjournments or postponements thereof

BACK:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

                                    Date: -------------------------------

                                          -------------------------------
                                            Signature of stockholder

                                          -------------------------------
                                            Signature if held jointly

                                        NOTE: PLEASE MARK, DATE, SIGN AND
                                        RETURN THIS PROXY PROMPTLY USING
                                        THE ENCLOSED ENVELOPE. When shares are
                                        held by joint tenants, both should
                                        sign. If signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title.  If a
                                        corporation or partnership, please sign
                                        in corporate or partnership name by an
                                        authorized person


                                   APPENDIX 2



                                                         EXHIBIT 10.12 (a)


                        PHARMACEUTICAL FORMULATIONS, INC.
                                AND SUBSIDIARIES
                             1994 STOCK OPTION PLAN
                             ADOPTED AUGUST 30, 1994
                           AMENDED SEPTEMBER 19, 1997

I. GENERAL PROVISIONS

          1. PURPOSE OF THE PLAN. This stock option plan (the "Plan") of Pharmaceutical Formulations, Inc. and its subsidiaries (the "Company"), is intended to provide incentives to employees and officers of the Company. The Plan is also intended to encourage such persons to accept or continue employment, and to attract to the Company individuals of experience and ability. This Plan provides opportunities for such persons to purchase shares of common stock of the Company pursuant to (i) Incentive Stock Options of the Company; and
(ii) Nonqualified Stock Options of the Company.

          2. DEFINITIONS.

                 (a) "Board of Directors" shall mean the Board of Directors of the Company.

                 (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor tax law.

                 (c) "Change of Control" shall be deemed to have occurred if (i) any "person" or group of "persons" (as the term "person" is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) ("Person"), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person) the beneficial ownership, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company; (ii) during any period of twelve months, individuals who at the beginning of such period constitute the Board of Directors, and any new director whose election or nomination was approved by the directors in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute at least a majority thereof; (iii) a Person acquires beneficial ownership of stock of the Company that, together with stock held immediately prior to such acquisition by such Person. possesses more than 50% of the total fair market value of total voting power of the stock ("50% Ownership") of the Company, unless the additional stock is acquired by a Person possessing, immediately prior to such acquisition, beneficial ownership of 40% or more of the Common Stock; or (iv) a Person acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total fair market value equal to or more than one-third of the total fair market value of all of the assets of the Company immediately prior to such acquisition. Notwithstanding the foregoing for purposes of clauses (i) and (ii), a Change in Control will not be deemed to have occurred if the power to control (directly or indirectly) the management and policies of the Company is not transferred from a person to another person; and for purposes of clause (iv), a Change in Control will not be deemed to occur if the assets of the Company are transferred: (A) to a shareholder in exchange for his stock, (B) to an entity in which the Company has (directly or indirectly) 50% ownership, or (C) to a Person that has (directly or indirectly) at least 50% ownership of the Company with respect to its stock outstanding, or to any entity in which such Person possesses (directly or indirectly) 50% Ownership.

                 (d) "Committee" shall mean the Stock Option Plan Committee of the Board of Directors of the Company, or any other committee appointed by the Board.

                 (e) "Common Stock" shall mean shares of the common stock of the Company.

                 (f) "Date of Grant" has the meaning set forth in SECTION 7(A).

                 (g) "Disability" shall mean the condition of an employee who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

                 (h) "Employee" shall mean an individual (who may be an officer or a director) employed by the Company (within the meaning of Section 3401 of the Code and the regulations promulgated thereunder).

                 (i) "Exercise Price" shall mean the price per Share of Common Stock, determined by the Committee, at which an Option may be exercised.

                 (j) "Fair Market Value" of a Share as of a specified date shall mean the closing price of a Share on the principal securities exchange or NASDAQ on which such Shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such Shares are traded if no Shares were traded on such immediately preceding day, or if the Shares are not traded on a securities exchange or on NASDAQ, Fair Market Value snail be deemed to be the average of the high bid and low asked prices of the Shares in the over-the-counter market on the date Immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the Shares are not publicly traded, Fair Market Value shall be determined by the Committee or the Board.

                 (k) "Incentive Stock Option" shall mean an option to purchase Common Stock of the Company within the meaning of Section 422A(b) of the Code.

                 (l) "Key Employee" shall mean employees of the Company who are not officers of the Company or members of the Board of Directors of the Company.

                 (m) "Nonqualified Stock Option" shall mean an option to purchase Common Stock of the Company not in conformity with Section 422A(b),
Section 422(b), Section 423(b) or Section 424(b) of the Code.

                 (n) "Option" shall mean a stock option granted pursuant to the Plan.

                 (o) "Option Agreement" shall mean any agreement to provide Options under the Plan.

                 (p) "Optionee" shall mean an Employee to whom an Option has been granted.

                 (q) "Plan" shall mean this 1994 Stock Option Plan

                 (r) "Purchase Price" shall mean the Exercise Price times the number of whole Shares with respect to which an Option is exercised.

                 (s) "Share" shall mean a share of Common Stock.

                 (t) "Subsidiary" shall mean any corporation which at the time of the granting of an Option qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Section 425(n of the Code, or any similar provision hereinafter enacted.

                 (u) "Ten Percent Shareholder" shall mean an individual who owns stock possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Company.

          3. EFFECTIVE DATE. This Plan shall become effective on the date of its adoption by the Board; provided, however, that the Plan shall automatically terminate and all Options granted under the Plan shall be deemed null and void for all purposes in the event that, within one year from the date of the adoption of the Plan by the Board, the Plan shall not have been approved by the holders of a majority of outstanding Common Stock.

          4. STOCK SUBJECT TO THE PLAN.

                  (a) Subject to adjustments in accordance with SECTION 9 hereof, one million (1,000,000)1 Shares are reserved for issuance upon the exercise of the Options granted under this Plan. Upon the exercise of Options, the Company may either issue authorized but unissued Shares of Common Stock or transfer Shares of Common Stock held in its treasury.

                  (b) In the event that any outstanding Option under the Plan for any reason expires or is terminated prior to the end of the period during which the Option may be exercised, the Shares allocable to the unexercised portion of such Option may again be subjected to Options under the Plan.

          5. ADMINISTRATION.

                 (a) The Plan shall be administered by the Committee. The Committee shall consisting of not less than two directors of the Company appointed by the Board of Directors, which members shall, to the extent that such persons are available, be "nonemployee directors" (as defined below). A member of the Board shall be deemed to be a non-employee director only if he or she satisfies (a) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Securities Exchange Act of 1934, as amended, and (b) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) (4)(C) of the Code. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be non-employee directors, who may administer the Plan with respect to recipients who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may make grants under the Plan to such recipients and may determine all terms of such grants. If the Company does not have at least two directors who satisfy the non-employee director standard, as defined above, awards granted under the Plan may not qualify under Rule 16b-3 or be deemed to be performance-based compensation under regulations issued pursuant to Section 162(m) of the Code. The Board may at any time remove any member of the Committee with or without cause. Any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board.

                  (b) Subject to the provisions of the Plan, the Committee shall have the power to (a) authorize the granting of Options; (b) determine and designate from time to time those employees of the Company to whom Options are to be granted; provided, however, that no employee who is at the time of grant a Ten Percent Shareholder, shall be eligible to receive any Incentive Option under the Plan except as may be permitted by Section 422A of the Code; (c) determine the number of shares subject to each Option: (d) determine whether said Option is to be considered an Incentive Option or a Nonqualified Option; and (e) determine the time or times and the manner when each Option shall be exercisable and the duration of the exercise period. No director of the Company who is not also an employee of the Company shall be entitled to receive any Option under the Plan. The Committee may Condition the grant of any Option on the surrender of any option under this or any other plan.

                  (c) The Board or the Committee shall have authority to interpret and construe the Plan or any provision thereof, or any agreements entered into pursuant to the Plan, and to make determinations with respect thereto. The Board or the Committee may also prescribe, amend or rescind rules and regulations relating to the Plan and make all other determinations necessary or advisable for the administration of the Plan. Any interpretation, determination or other action made or taken by the Board or the Committee shall be made in accordance with its judgment as to the best interests of the Company and its shareholders, in accordance with the purposes of the Plan and shall be final, binding and conclusive. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

                  (d) The Board or the Committee may authorize the modification, extension or renewal of any Option outstanding under the Plan, or accept the exchange of outstanding Options (to the extent not theretofore exercised) for the granting of new Options in substitution therefor, when, and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan, provided that. notwithstanding the foregoing, no such modification of an Option shall, without the consent of the Optionee, increase the Purchase Price set forth in such Option, except for antidilution adjustments made in accordance with SECTION 9 hereof, or alter or impair any rights or obligations under an Option, theretofore granted under the Plan.

                  (e) The Committee small determine the nature and extent of the restrictions, if any, to be imposed on the exercise of the Option and/or on the Shares which may be purchased under each Option. Such restrictions may include, without limitation, the right of the Company to repurchase Shares which have been purchased under an Option in the event that the Optionee's employment by the Company or any subsidiary terminates during the Option Period

                  (f) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

                  (g) No member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option awarded under it.

                  (h) In addition to such other rights of indemnification as they may have as directors or otherwise, the Board and the members (and former members) of the Committee shall be indemnified and held harmless by the Company against any costs and expenses (including attorney's fees, which fees may be advanced by the Company) actually incurred in connection with defense of any action, suit or proceeding, or in connection with any appeal therefrom, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, unless arising out of such members or former members own fraud or bad faith, and against ail amounts paid ,by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of judgment in any action, suit or proceeding, provided that the indemnification provided therein shall be effective so long as, within 60 days after institution of any such action, suit or proceeding, the member of the Committee shall in writing offer the Company the opportunity, at its own expense, to handle and defend such action, suit or proceeding.

                  (i) The maximum number of Shares which may be the subject of Options granted to any individual in any calendar year shall not exceed 300,000 (three hundred thousand) Shares. If the Shares that would be issued or transferred pursuant to any Option are not issued or transferred and cease to be issuable or transferable for any reason, the number of Shares subject to such Option will no longer be charged against the limitation provided for herein and may again be made subject to Options; provided, that the counting of Shares subject to Options granted under the Plan against the number of Shares available for further Options shall in all cases conform to the requirements of Rule 16b-3 under the Exchange Act; and provided, further, that with respect to any Option granted to any person who is a "covered employee" as defined in
Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder that is canceled, the number of Shares subject to such Option shall continue to count against the maximum number of Shares which may be the subject of Options granted to such Eligible Person.

II.      INCENTIVE STOCK OPTIONS

          6. ELIGIBILITY FOR PARTICIPATION.

                  (a) Incentive Stock Options may be granted to Employees of the Company. An Optionee who has been granted an Option hereunder may be granted an additional Option or Options.

         7. TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS. Incentive Stock Options granted pursuant to the Plan shall be evidenced by written agreements in such form as the Board or the Committee shall from time to time determine, which agreements shall comply with and be subject to the following terms and conditions:

                  (a) DATE OF GRANT. Each Incentive Stock Option shall specify its effective date (the "Date of Grant") which snail De the date specified by the Board or the Committee, as the case may be, in its action relating to the grant of the Option. Any grant of Incentive Stock Options made prior to obtaining the approval of the Plan by the shareholders of the Company shall be made contingent upon receiving said shareholder approval within one (1) year from August 30, 1994. Incentive Stock Options may be granted pursuant to the Plan until the termination of the Plan on August 29, 2004.

                  (b) OPTION AGREEMENT. The Option Agreement shall be subject to the terms and conditions contained in this SECTION 7.

                  (c) NUMBER OF SHARES. Each Incentive Stock Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of SECTION 9 hereof.

                  (d) INCENTIVE STOCK OPTION PERIOD. Incentive Stock Options shall become exercisable at such time or times as the Board or the Committee shall determine. Each Incentive Stock Option agreement shall specify the period for which the Option thereunder is granted and provide that the Option shall expire at the end of such period. In no case shall such period exceed ten years from the Date of Grant or, in the case of an Option granted to a Ten Percent Shareholder, five years from the Date of Grant. No options granted to executive officers, directors and Ten Percent Shareholders may be exercised in part or in full prior to the later of six months from the date of grant of the Option or six months from date of approval of the Plan by the shareholders of the Company.

                  (e) EXERCISE PRICE. Each Incentive Stock Option shall state the Exercise Price, which price shall be determined as set forth in SECTION 6(F) below.

                  (f) INCENTIVE STOCK OPTION PRICE. The Exercise Price shall be determined by the Board or the Committee at the time any Incentive Stock Option is granted, and shall not be less than (i) one hundred percent (100%) of the Fair Market Value of a Share at the time the Option is granted. or (ii) in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, not less than one hundred and ten percent (110%) of the Fair Market Value of one Share on the Date of Grant as determined by the Committee.

                 (g) EXERCISE OF INCENTIVE STOCK OPTION.

                           (i) Subject to SECTIONS 7(D) AND 7(G)(II) below, each
                  Incentive Stock Option shall become exercisable immediately or in one or more installments at the time or times and upon the satisfaction of such conditions as may be provided in the Option Agreement.

                           (ii) In the event of a Change of Control of the
                  Company, all Incentive Stock Options shall become immediately exercisable.

                 (h) MANNER OF EXERCISE. Upon the exercise of an Incentive Stock Option, the Purchase Price shall be payable (i) in United States dollars by personal check, bank draft, or money order payable to the order of the Company, or (ii) with the consent of the Board or the Committee, by the delivery or attestation to the ownership of Shares with a Fair Market Value on the date of exercise equal to the Purchase Price, or (iii) by a combination of the methods described in (i) and (ii). The Option Agreement will describe the method of exercising the Incentive Stock Option and payment of the Purchase Price. No Shares shall be issued until full payment therefor has been made.

                  (i) LIMITATION ON INCENTIVE STOCK OPTIONS. In the case of each Incentive Stock Option granted to an employee the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which any Incentive Stock Options are exercisable for the first time by such employee during any calendar year (under all plans of the Company, and any subsidiary company thereof) may not exceed $100,000. Options with respect to which no designation is made by the Committee shall be deemed to be Incentive Stock Options to the extent that the $100,000 limitation described in the preceding sentence is met. This paragraph shall be applied by taking Options into account in the order in which they are granted.

                  (j) RESTRICTION ON DISPOSITION OF SHARES. To qualify as an Incentive Stock Option, no disposition of Shares issued to the Optionee pursuant to the exercise of an Incentive Stock Option shall be made by the Optionee within two (2) years from the Date of Grant, or within one (1) year after the transfer of such Shares to him.

                  (k) TERMINATION OF EMPLOYMENT In the event that an Optionee's employment by the Company is terminated due to death, disability, retirement, or any other reason, the following provisions shall apply as the case may be:

                           (i) DEATH OF OPTIONEE. If an Optionee dies, any
                  Option previously granted to the Optionee may be exercisable by the personal representative or administrator of the deceased Optionee's estate, or by any trustee, heir, legatee or beneficiary who shall have acquired the Option directly from the Optionee by will or by the laws of descent and distribution at any time or times within three (3) months after the Optionee's death. provided that the deceased Optionee was entitled to exercise such Option at the time of such death and provided that any exercise must occur. within the period of time that the decedent, if alive, could have exercised the Option.

                           (ii) RETIREMENT. if an Optionee's employment with the
                  Company terminates by reason of retirement any Option previously granted to such Optionee shall be exercisable within three (3) months after the date of such termination. provided that the Option was exercisable at the time of such termination by retirement and provided that any exercise must occur within the period of time that the Option originally was exercisable. However, if the Optionee dies within three months after the termination by retirement, any unexercised Incentive Stock Option, to the extent to which it was exercisable at the time of such death shall thereafter be exercisable in accordance with SECTION 7(K)(I).

                          (iii) DISABILITY. If an Optionee becomes "disabled" as
                    that term is defined in SECTION 2(G) hereof and at the time of such disability, the Optionee is entitled to exercise such Option, the Optionee shall have the right to exercise such Option within one year after such disability, provided that the Option was exercisable at the time of such disability and provided that any exercise must occur within the period of time that the Option originally was exercisable. However, if the Optionee dies within one year after termination by disability, any unexercised Incentive Stock Option, to the extent to which it was exercisable at the time of such death, shall thereafter be exercisable in accordance with SECTION 7(K)(I)

                          (iv) OPTIONEE'S TERMINATION. If an Optionee's
                    employment by the Company is terminated for any reason other than death, retirement, disability, or for cause, any option previously granted to the Optionee shall be exercisable within thirty (30) days after the date of such termination, provided that the Option was exercisable at the time of such termination and provided that any exercise must occur within the period of time that the Option originally was exercisable. However, if the Optionee dies within thirty
                    (30) days after the termination, any unexercised Option, to the extent to which it was exercisable at the time of such death, shall thereafter be exercisable in accordance with
                    Section 7(k)(i). if an Optionee's employment by the Company is terminated for cause, the existence of which shall be determined by the Committee in its sole discretion (which determination by the Committee shall be conclusive), any Option previously granted to the Optionee shall immediately terminate upon such termination.

                 (l) NONTRANSFERABILITY OF INCENTIVE STOCK OPTION. No Incentive Stock Option granted under the Plan shall be transferable by the Optionee other than by will or the laws of descent and distribution. During the lifetime of the Optionee, the Incentive Stock Option shall be exercisable only by the Optionee.

III.     NONQUALIFIED STOCK OPTIONS

          8. TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS.

                  (a) GRANT OF NONQUALIFIED STOCK OPTIONS. Each Option shall specify its Date of Grant, which shall be the date specified by the Board or the Committee, as the case may be, in its action relating to the grant of the Option. Any grant of Options made prior to obtaining the approval of the Plan by the shareholders of the Company shall be made contingent upon receiving shareholder approval from within one (1) year of August 30, 1994. Nonqualified Stock Options may be granted pursuant to the Plan until the termination of the Plan on August 29, 2004. Nonqualified Stock Options may be granted under this Plan to any Employee of the Company, at such times and for such number of Shares as the Board or the Committee shall designate.

                 (b) OPTION AGREEMENT. The Option Agreement shall be subject to the terms and conditions contained in this SECTION 8.

                  (c) NUMBER OF SHARES. Each Nonqualified Stock Option shall state the number of Shares to which it pertains and shall provide for the adjustments thereof in accordance with the provisions of SECTION 9 hereof

                  (d) NONQUALIFIED STOCK OPTION PERIOD. Nonqualified Stock Options shall become exercisable at such times as the Board or the Committee may decide. Each Nonqualified Stock Option agreement shall specify the period for which the Option thereunder is granted and provide that the Option shall expire at the end of such period In no case shall such period exceed ten years from the Date of Grant.

                  (e) EXERCISE PRICE. Each Option shall state the Exercise Price, which price shall be determined as set forth in SECTION 8(F) below.

                 (f) NONQUALIFIED STOCK OPTION PRICE. The Exercise Price shall be determined by the Board or the Committee at the time the Nonqualified Stock Option is granted and may be less than, equal to or greater than the Fair Market Value of one Share of Common Stock on the date the Option is granted.

                 (g) EXERCISE OF NONQUALIFIED STOCK OPTION.

                           (i) Subject to SECTION 8(G)(II) below, each
                  Nonqualified Stock Option shall become exercisable immediately or in one or more installments at the time or times and upon the satisfaction of such conditions as may be provided in the Option Agreement:

                           (ii) In the event of a Change of Control of the
                  Company, all Nonqualified Stock Options shall become immediately exercisable.

                 (h) MANNER OF EXERCISE. Upon the exercise of an Option, the Purchase Price shall be payable (i) in United States Dollars by personal check, bank draft, or money order payable to the order of the Company, or (ii) with the consent of the Board or the Committee, by the delivery or attestation to the ownership of Shares of Common Stock of the Company with a Fair Market Value equal to the Purchase Price, or (iii) by a combination of the methods described in (i) and (ii). The Option Agreement will describe the methods of exercising the Option and payment of the Purchase Price. No Shares shall be issued until full payment therefor has been made.

                  (i) TERMINATION OF EMPLOYMENT. In the event that an Optionee's employment by the Company is terminated due to death, disability, retirement, or any other reason, the following provisions shall apply as the case may be:

                           (A) DEATH OF OPTIONEE. If an Optionee dies, any
                  Option previously granted to the Optionee may be exercisable by the personal representative or administrator of the deceased Optionee s estate, or by any trustee, heir, legatee or beneficiary who shall have acquired the Option directly from the Optionee by will or by the laws of descent and distribution at any time or times within one (1) year after the Optionee's death, provided that the deceased Optionee was entitled to exercise such Option at the time of such death and provided that any exercise must occur within the pence of time that the decedent, if alive, could have exercised the option.

                           (B) RETIREMENT. If an Optionee's employment with the
                  Company terminates by reason of retirement, any Option previously granted to such Optionee shall be exercisable within three (3) months after the bate of such termination, provided that the Option was exercisable at the time of such termination by retirement and provided that any exercise must occur within the period of time that the Option originally was exercisable. However, if the Optionee dies within three (3) months after the termination by retirement, any unexercised Option, to the extent to which it was exercisable at the time of such death shall thereafter be exercisable in accordance with SECTION 8(I)(A).

                           (C) DISABILITY. If an Optionee becomes disabled as
                  that term is defined in SECTION 2(9) hereof, and at the time of such disability the Optionee is entitled to exercise such Option, the Optionee shall have the right to exercise such Option within one year after such disability, provided that the Option was exercisable at the time of such disability and provided that any exercise must occur within the period of time that the Option Originally was exercisable. However, if the Optionee dies within one year after termination by disability, any unexercised Option, to the extent to which it was exercisable at the time of such death, shall thereafter be exercisable in accordance with SECTION 8(I)(A).

                           (D) OPTIONEE'S TERMINATION. If an Optionee's
                  employment by the Company is terminated for any reason other than death, retirement, disability or cause, any Option previously granted to him shall be, exercisable within thirty
                  (30) days after the date of such termination, provided that the Option was exercisable at the time of such termination and provided that any exercise must occur within the period of time that the Option was exercisable. However, if the Optionee dies within thirty (30) days after the termination, any unexercised Option, to the extent to which it was exercisable at the time of such death, shall thereafter be exercisable in accordance with Section 8(i)(A). if an Optionee's employment with the Company IS terminated for cause, the existence of which shall be determined by the Committee in its sole discretion (which determination by the Committee shall be conclusive), any Option previously granted to the Optionee shall thereupon terminate.

                  (j) NONTRANSFERABILITY OF OPTION. No Nonqualified Stock Option granted under this Plan shall be transferable by the Optionee other than by will or the laws of descent and distribution. During the lifetime of the Optionee, the Nonqualified Stock Options shall be exercisable only by the Optionee

IV.      MISCELLANEOUS PROVISIONS

          9. RECAPITALIZATION.

                 (a) In the event that the outstanding Shares which are eligible for the granting of Options hereunder, or subject to Options theretofore granted, shall at any time be changed or exchanged by declaration of a stock dividend, split-up, subdivision or combination of Shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number and kind of Shares subject to the Plan or subject to any Options previously granted, and the Exercise Prices, shall be appropriately and equitably adjusted. so as to maintain the proportionate number of Shares without changing the aggregate Purchase Price.

                 (b) Except as heretofore expressly provided in this SECTION 9, the Optionee shall have no rights by reason of any subdivision or consolidation of Common Stock or stock of any class, stock split, or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution,- liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, any issue by the Company of shares of any class or securities convertible into Shares of any Class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Option.

                 (c) The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

         10. SUBSTITUTION OR ASSUMPTION OF OPTIONS. Notwithstanding any provision of the Plan to the contrary (but subject to the provisions of SECTION
3), by action of the Board, the Company may as an incident to or by reason of any corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, substitute new Options on Common Stock of the Company for Options granted by another employer to its employee on stock of such employer or may assume Options granted by another employer to its employees, at such purchase prices and under such conditions, as may be permitted by Section 425(a) of the Code, and the Board or the Committee is hereby expressly authorized to take such action as may be required to effectuate any such issuance or assumption. Shares subject to any Option so issued or assumed shall be charged against the total number of Shares available for issuance under the Plan.

         11. USE OF PROCEEDS. Proceeds from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

          12. SECURITIES LAW REQUIREMENTS.

                  (a) No Shares shall be issued upon the exercise of any Option unless and until the Company has determined that:

                           (i) it and the Optionee have taken all actions
                  required to register the Shares under the Securities Act of 1933, as amended (the "Act"), or perfect an exemption from the registration requirements thereof

                           (ii) any applicable listing requirements of any stock
                  exchange on which the Common Stock is listed (or similar requirement of Nasdaq) have been satisfied; and

                           (iii) any other applicable provision of state or
                  federal law has been satisfied.

                  Nothing herein is deemed nor shall be construed to confer any registration rights upon the Optionee for an Option or the Shares, and, except as set forth to the contrary in the Option Agreement, no such registration right with respect to any Option or Share is provided to any Optionee by the Company.

                  Without limiting the generality of the foregoing, the Company may require from the Optionee, upon exercise, such investment representations or agreements, if any, as counsel for the Company may consider necessary to comply with federal and state securities laws before issuing Shares.

                 (b) Unless the offering of such Shares is registered under the Act, all Shares acquired by an Optionee upon exercise of an Incentive Stock Option or Nonqualified Stock Option granted under the Plan and issued by the Company shall be deemed to be "restricted securities" as defined in Rule 144 promulgated under the Act and may be subject to stop orders, and the certificate evidencing such Shares shall contain a legend substantially as follows:

                  "The securities presented by this Certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

          13. ADDITIONAL RIGHTS.

                  (a) NO RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder of the Company with respect to any Shares subject to an Incentive Stock Option or a Nonqualified Stock Option prior to the date of issuance to such Optionee of a certificate or certificates for such shares.

                  (b) NO RIGHT TO CONTINUED EMPLOYMENT. The Options granted under this Plan shall not confer upon the Optionee any right with respect to continuance of employment by the Company, nor shall it interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

                 (c) NO OBLIGATION TO EXERCISE. The granting of an Option shall impose no obligation upon the Optionee to exercise the Option.

          14. AMENDMENTS.

                  (a) Insofar as permitted by law, the Board of Directors may amend, alter, suspend, abandon or terminate the Plan, but no amendment, alteration, suspension or abandonment shall be made which would impair the rights of any Optionee under any Options previously granted, without the Optionee's consent, or which (except for the adjustments under SECTIONS 9 AND 10 above), without the approval of the shareholders of the Company, would:

                         (i) Increase the total number of Shares issuable under
                    the Plan or to any individual employee;

                         (ii) Decrease the Exercise Price of the Common Stock on
                    the date of the granting of an Option;

                         (iii) Change the persons (or class or persons) eligible
                    to receive Options under the Plan; or

                         (iv) Amend this SECTION 14 to defeat the Plan's
                    purposes.

                 (b) Subject to the limitations set forth in this SECTION 14, the Board may make such changes and revisions in and additions to the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Sections 421-425 of the Code and the regulations promulgated thereunder, or other applicable laws or regulations.

          15. GOVERNING LAW. This Plan shall be governed by the laws of the State of mew Jersey.

          16. WITHHOLDING. The holder of an Incentive Stock Option or a Non-Qualified Stock Option shall, upon notification of the amount due, and prior to or concurrently with delivery to such holder of a certificate representing such shares of Common Stock, pay promptly any amount necessary to satisfy applicable federal, state, local or other tax requirements.

          17. NAME. The Plan shall be known as the Pharmaceutical Formulations 1994 Stock Option Plan.

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1 An increase in the number of shares subject to options under the plan from
1,000,000 to 1,500,000 was authorized by the Board of Directors on September 19, 1997 but such increase is subject to approval by the stockholders of the Company, at the Annual Meeting of Stockholders scheduled for October 15, 1997.